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                                                                   EXHIBIT 10.17

                                                                  EXECUTION COPY

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                          CONSTRUCTION AGENCY AGREEMENT



                                     between



                      AES RED OAK URBAN RENEWAL CORPORATION



                                       and



                               AES RED OAK, L.L.C.






                        ---------------------------------

                            Dated as of March 1, 2000

                        ---------------------------------




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       830 MW (Net) Gas-Fired Combined Cycle Electric Generating Facility
               Borough of Sayreville, Middlesex County, New Jersey

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                                TABLE OF CONTENTS

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ARTICLE I APPOINTMENT; SERVICES GENERALLY.........................................................................2

   SECTION 1.1       APPOINTMENT..................................................................................2
   SECTION 1.2       SERVICES.....................................................................................2
   SECTION 1.3       PERSONNEL....................................................................................2
   SECTION 1.4       BILLING AND COLLECTION OF REVENUES...........................................................3
   SECTION 1.5       ACCOUNTING AND DOCUMENTATION.................................................................3
   SECTION 1.6       LICENSES AND PERMITS.........................................................................3
   SECTION 1.7       AUTHORITY OF THE CONSTRUCTION AGENT..........................................................3

ARTICLE II SPECIAL COVENANTS OF THE PARTIES.......................................................................4

   SECTION 2.1       COVENANTS OF AES URC.........................................................................4
   SECTION 2.2       COVENANTS OF THE CONSTRUCTION AGENT..........................................................4

ARTICLE III TERM AND TERMINATION..................................................................................4

   SECTION 3.1       TERM.........................................................................................4
   SECTION 3.2       RIGHTS UPON TERMINATION......................................................................5

ARTICLE IV MISCELLANEOUS..........................................................................................5

   SECTION 4.1       AMENDMENTS...................................................................................5
   SECTION 4.2       NOTICES......................................................................................5
   SECTION 4.3       GOVERNING LAW................................................................................5
   SECTION 4.4       COUNTERPARTS.................................................................................5
   SECTION 4.5       INDEMNIFICATION..............................................................................5
   SECTION 4.6       FURTHER ASSURANCES...........................................................................6
   SECTION 4.7       ENTIRE AGREEMENT.............................................................................6
   SECTION 4.8       ASSIGNABILITY................................................................................6
   SECTION 4.9       BINDING EFFECT...............................................................................6
   SECTION 4.10      HEADINGS.....................................................................................6

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                          CONSTRUCTION AGENCY AGREEMENT

         This CONSTRUCTION AGENCY AGREEMENT (this "Agreement"), dated as of March 1, 2000, by and between AES RED OAK URBAN RENEWAL CORPORATION, a New Jersey corporation ("AES URC"), and AES RED OAK, L.L.C., a Delaware limited liability company (the "Company").

                                    RECITALS:

         A. As set forth in the Financial Agreement dated as of December 3, 1999 between AES URC and the Borough of Sayreville, New Jersey (the "Financial Agreement"), AES URC will lease the Site from the Company pursuant to a Ground Lease dated as of the date hereof and intends to have the "Project" (as described and defined in the Financial Agreement) constructed on the Site (the "Project Improvements").

         B. The Project Improvements make up a portion of the Facility, which will be developed and owned by the Company, and AES URC desires to have the Company undertake or cause the engineering, procurement, construction, testing and completion of the Project Improvements.

         C. Pursuant to the EPC Contract, the Company has arranged for the Contractor to provide engineering, design, procurement and construction services with respect to the Facility, including the Project Improvements, as more particularly described in such EPC Contract.

         D. The Company desires to lease the Site and all improvements to be built thereon (including the Project Improvements) from AES URC upon commercial operation of the Facility pursuant to the Sublease dated as of the date hereof and between the Company and AES URC.

         E. To provide for financing and construction of the Project Improvements, AES URC has entered into the URC Loan Agreement under which $40 million will be loaned by the Company to AES URC (the "Project Loan").

         F. AES URC and the Company desire to enter into this Agreement to provide for the terms and conditions under which the Company shall serve as construction agent for AES URC.

         G. For purposes of this Agreement, capitalized terms used but not otherwise defined herein shall have the respective meanings given such terms in that certain Trust Indenture dated as of the date hereof (the "Trust Indenture ") among the Company, The Bank of New York, as Trustee, and The Bank of New York, as Depository Bank. The rules of usage set forth in the Trust Indenture shall apply to this Agreement.

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                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants herein made, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and AES URC hereby agree as follows:

                                    ARTICLE I

                         APPOINTMENT; SERVICES GENERALLY

         SECTION 1.1 APPOINTMENT.

         AES URC hereby appoints and retains the Company as its agent and construction manager (the Company, together with its successors and assigns in such capacities, is hereinafter referred to as the "Construction Agent") from and after the Closing Date on the terms and conditions set forth in this Agreement. The Company hereby accepts such appointment and agrees to perform its duties hereunder in accordance with the terms and conditions of this Agreement.

         SECTION 1.2 SERVICES.

         As Construction Agent, the Construction Agent shall cause the construction of the Project Improvements to be prosecuted and completed in accordance with the EPC Contract and the Financial Agreement, and shall perform on behalf of AES URC all obligations, and exercise all of the rights, of AES URC with respect to the design, procurement and construction of the Project Improvements (collectively, the "Services"), including any responsibilities related thereto that are delegated to the Contractor under the EPC Contract, or to any other party under any other agreements or Project Contracts.

         SECTION 1.3 PERSONNEL.

         The Construction Agent shall provide, or cause to be provided, and make available all professional, supervisory, managerial, administrative and other personnel as are necessary to perform the Services. Without limiting the generality of the foregoing, the Construction Agent shall provide such personnel as may be necessary to provide complete supervision and oversight of the parties to the Project Contracts that are related to the construction and development of the Facility in order to assure compliance by the parties to the Project Contracts with the terms of the Project Contracts. Personnel provided by the Construction Agent shall be qualified and experienced in the duties to which they are assigned. The working hours, rates of compensation, benefits and all other matters relating to the employment of individuals employed by the Construction Agent or its Affiliates in the performance of the Services shall be determined solely by the Construction Agent or its respective Affiliates. The Construction Agent also shall arrange for suitable office and other related facilities and supplies on the Site for all personnel working on the Site.

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         SECTION 1.4 BILLING AND COLLECTION OF REVENUES.

         The Construction Agent shall implement and maintain billing and collection procedures in respect of all amounts due under each Project Contract and in connection with the Services.

         SECTION 1.5 ACCOUNTING AND DOCUMENTATION.

         The Construction Agent shall prepare and submit on behalf of AES URC all necessary documentation, certifications and notices required to be submitted by AES URC pursuant to the Project Contracts.

         SECTION 1.6 LICENSES AND PERMITS.

         The Construction Agent shall monitor compliance with all required Government Approvals held by or for AES URC in connection with the construction, ownership, leasing or operation of the Project Improvements, excluding any responsibilities delegated to the Contractor or another Person under any Project Contract or other agreement. Where Government Approvals must be obtained, modified or renewed by AES URC and such responsibility has not been delegated to another Person (other than AES URC), the Construction Agent shall prepare any application, filing or notice related thereto, shall cause such materials to be submitted to the necessary Governmental Authorities, and shall perform all ministerial or administrative acts necessary for timely issuance and the continued effectiveness thereof. Copies of all Government Approvals obtained by or for AES URC in connection with the Project Improvements shall be maintained by the Construction Agent at its offices.

         SECTION 1.7 AUTHORITY OF THE CONSTRUCTION AGENT.

         (a) Subject to Section 1.7(b) below, the Construction Agent is hereby granted, to the fullest extent permitted by law, during the term of this Agreement, the right, power and authority to act on behalf of AES URC, either in AES URC's name or in the name of the Construction Agent (on behalf of AES URC), for the purpose of carrying out the duties and responsibilities of AES URC and exercising the rights of AES URC in respect of the design, procurement and construction of the Project Improvements, whether as assignee or otherwise, so long as such activities, contracts and undertakings may be lawfully carried out or performed by or on behalf of AES URC, and provided that in no event shall the Construction Agent's authority hereunder be greater than or extend beyond the authority of AES URC, as such authority may be limited by any covenant or other restriction contained in any Project Contracts, Financing Documents or the Financing Agreement. AES URC agrees, from time to time, to execute and deliver any additional written authorizations or powers of attorney which may be reasonably requested by the Construction Agent to carry out the purposes and intents of this Section. AES URC agrees that Construction Agent may engage sub-agents or otherwise delegate or contract for any and all of its obligations and duties under this Agreement, without the need for any further consent or approval from AES URC.

         (b) Notwithstanding the foregoing, the Construction Agent shall not without the prior written consent of AES URC take any action that would materially impair AES URC's ability to

                                       3
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comply with the terms of the Financing Agreement. Any action taken by the
Construction Agent that does not comply with the provisions of this Section 1.7(b) shall be null and void.

                                   ARTICLE II

                        SPECIAL COVENANTS OF THE PARTIES

         SECTION 2.1 COVENANTS OF AES URC.

         (a) AES URC covenants that it shall observe all of its obligations under the Financing Agreement and the URC Documents and shall assure the availability of construction financing for the Project Improvements.

         (b) AES URC covenants that it shall deposit, or cause to be deposited, the proceeds of the Project Loan into the Construction Account for use by the Construction Agent in the performance of the Services and in accordance with the Financing Documents.

         SECTION 2.2 COVENANTS OF THE CONSTRUCTION AGENT.

         (a) The Construction Agent covenants that it shall pay, or cause to be paid, to the extent funds are available, in compliance with the Financing Documents, all Project Costs as and when due.

         (b) The Construction Agent covenants that it shall, on behalf of AES URC, prepare all requisitions required for disbursements of funds from the Construction Account under the Collateral Agency Agreement, and submit the same as set forth therein so as to pay, or reimburse the Construction Agent for its payment of, costs related to the Project Improvements and the Services, subject to the applicable provisions of the Financing Documents.

         (c) The Construction Agent covenants that it shall use the proceeds of each disbursement of Project Loan funds from the Construction Account in compliance with the Financing Documents.

                                  ARTICLE III

                              TERM AND TERMINATION

         SECTION 3.1 TERM.

         This Agreement shall become effective on the Closing Date and shall terminate automatically without any further action by any party hereto upon the Commercial Operation Date.

                                       4
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         SECTION 3.2 RIGHTS UPON TERMINATION.

         Upon any expiration or termination of this Agreement, the Construction Agent shall maintain for AES URC all records, documents, contracts, accounts, files and other materials in the possession of or under the dominion or control of the Construction Agent pertaining to the Project Improvements. Expiration or termination of this Agreement shall not relieve any party hereto of liability or obligation which has accrued or arisen prior to the date of such expiration or termination.

                                   ARTICLE IV

                                  MISCELLANEOUS

         SECTION 4.1 AMENDMENTS.

         No amendments or modifications of this Agreement shall be valid unless evidenced in writing and signed by duly authorized representatives of both the parties.

         SECTION 4.2 NOTICES.

         Any written notice, direction, instruction, request or other communication required or permitted under this Agreement shall be deemed to have been duly given if delivered in person to the other party.

         SECTION 4.3 GOVERNING LAW.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

         SECTION 4.4 COUNTERPARTS.

         This Agreement may be executed in any number of counterparts and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one agreement.

         SECTION 4.5 INDEMNIFICATION.

         Each party shall indemnify, defend and hold the other party and its successors, assigns and agents harmless from and against all damages, losses or expenses of every kind or character suffered or paid as a result of any and all claims, demands, suits, penalties, causes of action, proceedings, judgments, administrative and judicial orders and liabilities (including reasonable counsel fees incurred in any litigation or otherwise) assessed, incurred or sustained by or against such other party and its successors, assigns and agents to the extent arising out of any negligence or willful misconduct by the indemnifying party in performing its obligations hereunder.

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         SECTION 4.6 FURTHER ASSURANCES.

         If either party reasonably determines or is reasonably advised that any further instruments or actions are necessary or desirable to carry out the terms of this Agreement, the other party shall execute and deliver all such instruments and perform all such actions reasonably necessary and proper to carry out the terms of this Agreement.

         SECTION 4.7 ENTIRE AGREEMENT.

         This Agreement contains the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, negotiations and understandings. Neither of the parties shall be bound by or be deemed to have made any representations, warranties or commitments except those contained herein.

         SECTION 4.8 ASSIGNABILITY.

         Neither this Agreement, nor the respective rights, obligations and duties of either party hereunder are assignable by such party without the prior written consent of the non-assigning party, and any assignment without such written consent shall be void, except (i) that the Construction Agent may engage agents or subcontractors to provide the Services described herein, and also may enter into the Operations Agreement and the EPC Contract and (ii) the Company may assign its rights and obligations hereunder to the Financing Parties pursuant to the Financing Documents, including the assignment of the right to funds from the Project Loan that are deposited in the Construction Account.

         SECTION 4.9 BINDING EFFECT.

         This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person or entity not a party hereto, and nothing in this Agreement shall be construed as giving any person or entity, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement or any provision hereof.

         SECTION 4.10 HEADINGS.

         The headings used in this Agreement are for convenience only and shall not affect the construction of any of the terms of this Agreement.

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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above intending to be legally bound to the terms hereof.

                                    AES RED OAK URBAN RENEWAL CORPORATION

                                    By: /s/ Charles B. Falter
                                       ----------------------------------------
                                        Name:  Charles B. Falter
                                        Title: President




                                    AES RED OAK, L.L.C.

                                    By: /s/ Patricia L. Rollin
                                       ----------------------------------------
                                        Name:  Patricia L. Rollin
                                        Title: Vice President



                           [CONSTRUCTION AGENCY AGREEMENT]